SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Asyst Technologies

(Name of Registrant as Specified In Its Charter)

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ASYST TECHNOLOGIES, INC.

48761 Kato Road
Fremont, CA 94538

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On September 12, 2002

To the Shareholders of Asyst Technologies, Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of Asyst Technologies, Inc., a California corporation, will be held on Thursday, September 12, 2002 at 10:00 a.m. local time at our offices at 48761 Kato Road, Fremont, California 94538 for the following purpose:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve our 1993 Stock Option Plan, as amended, including amendments to (A) amend the expiration date of this plan from June 22, 2003 to December 31, 2006, (B) amend the expiration of the existing evergreen provision from April 2, 2003 to April 2, 2006, and (C) increase the aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 1993 Plan.

3. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending March 31, 2003.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Our Board of Directors has fixed the close of business on July 16, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting of Shareholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

JAMES C. KITCH
Secretary

Fremont, California

August 9, 2002

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENTS TO THE 1993 STOCK OPTION PLAN, AS AMENDED
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS SUMMARY OF COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE MEASUREMENT COMPARISON
RELATED PARTY TRANSACTIONS
OTHER MATTERS

ASYST TECHNOLOGIES, INC.

48761 Kato Road
Fremont, CA 94538

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

September 12, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Asyst Technologies, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on September 12, 2002, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices at 48761 Kato Road, Fremont, California 94538. We intend to mail this proxy statement and accompanying proxy card on or about August 12, 2002, to all shareholders entitled to vote at the Annual Meeting.

Solicitation

      We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to these beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or, at our request, InvestorCom, Inc. No additional compensation will be paid to our directors, officers or other regular employees for such services, but InvestorCom, Inc. will be paid its customary fee, estimated to be $3,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on July 16, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 16, 2002 we had outstanding and entitled to vote 38,018,213 shares of Common Stock.

      Each holder of record of Common Stock on July 16, 2002 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

Voting Via the Internet or by Telephone

      Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet.

      The telephone and Internet voting procedures below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

      Shareholders of record may go to www.eproxyvote.com/asyt to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE (1-877-779-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than Asyst’s proxy card.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling 1-800-454-8683, or via the Internet at ADP Investor Communication Services’ web site at www.proxyvote.com.

General Information for All Shares Voted Via The Internet or by Telephone

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time on September 11, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive offices at 48761 Kato Road, Fremont, CA 94538, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

      Pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, the deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our Annual Meeting of Shareholders in 2003 is March 28, 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

      There are seven nominees for the seven Board positions presently authorized under our Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently one of our directors, all of whom, except for Dr. Schwartz, have been previously elected by shareholders.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

      The names of the nominees and biographical information about them are set forth below:

Name	Age	Principal Occupation

Mihir Parikh, Ph.D.	55	Chairman of the Board of Directors of Asyst
Stephen S. Schwartz, Ph.D.	42	President and Chief Executive Officer of Asyst
P. Jackson Bell	60	Venture Advisor
Stanley Grubel	60	Retired Vice President and General Manager, Philips Semiconductor Manufacturing
Robert A. McNamara	48	Group Executive-Industrial and Infrastructure, Fluor
Anthony E. Santelli	62	Retired General Manager, IBM
Walter W. Wilson	58	Retired Senior Vice President, Solectron

      Dr. Parikh has served as our Chairman of the Board since July 1992. He was our Chief Executive Officer from July 1992 to August 2002. He has been a director since he founded Asyst in 1984 and served as our President and Chief Executive Officer from inception to July 1992. From 1974 to 1984, he held various management positions with Hewlett-Packard and IBM.

      Dr. Schwartz has been a director since August 2002 when he was elected to the board in conjunction with his appointment as our President and Chief Executive Officer. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and became Executive Vice President, Product Groups and Operations in October 2001. Prior to joining us, he served as President of Consilium, a software company and wholly-owned subsidiary of Applied Materials, from May 1999 to January 2001. Between May 1997 and May 1999, Dr. Schwartz served as Vice President and General Manager of Applied Materials’ Global Service Business, a supplier of products and services to the global semiconductor industry. From September 1992 to May 1999, Dr. Schwartz also served as General Manager of Applied Materials’ High Temperature Films Division. From 1987 to 1992, Dr. Schwartz held various marketing, business development and engineering positions at Applied Materials.

      Mr. Bell has served as a director since June 2000. He has served as a venture advisor to emerging growth companies since August 1998. From November 1996 to August 1998, Mr. Bell served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Adobe Systems Incorporated. From

September 1993 to March 1996, Mr. Bell served as Executive Vice president and Chief Financial Officer of Conner Peripherals, Inc.

      Mr. Grubel has served as a director since January 1997. He served as a Vice President and General Manager of Philips Semiconductor Manufacturing, Inc. from June 2000 until his retirement this year. Prior to such time, he served as Chief Executive Officer of MiCRUS Corporation from September 1994 through June 2000. Between January 1990 and September 1994, he served in various management positions for IBM, including as Director of Procurement and Capital Planning for the Microelectronics Division. Since May 1999, he has served on the board of directors of CH Energy Group.

      Mr. McNamara has served as a director since October 1999. Since June 1999, he has served as President of the Manufacturing and Life Sciences Strategic Business Unit of the Fluor Daniel division of Fluor Corporation. From October 1996 to June 1999, Mr. McNamara served as a Vice President of Fluor Daniel. Prior to such time, Mr. McNamara served as a partner of Marshall Contractors from 1982 until Marshall was acquired by Fluor in October 1996.

      Mr. Santelli has served as a director since May 2001. He served as Executive Vice Chairman, USA Global Link from August 1999 until retiring in May 2001. He served as a General Manager of IBM Printing Systems Company from March 1997 until July 1999. From November 1995 to March 1997, Mr. Santelli was General Manager, Product and Brand Management, IBM Personal Computer Company.

      Mr. Wilson has served as a director of Asyst since January 1995. Since October 2000 he has been a business consultant. From 1989 until he retired in October 2000, Mr. Wilson held numerous management positions at Solectron Corporation, most recently as Senior Vice President, Business Integration and Information Technology.

      There are no family relationships among any of our directors or executive officers.

Board Committees and Meetings

      During the fiscal year ended March 31, 2002 the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee.

      The Audit Committee meets with management and our independent auditors quarterly to review the quarterly results and the results of the annual audit and discuss the financial statements. The Audit Committee recommends to the Board the independent auditors to be retained and receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Mr. McNamara, Mr. Wilson and Mr. Bell. The Audit Committee met five times during the 2002 fiscal year. All members of our Audit Committee are independent, as independence is defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans, and otherwise determines compensation levels and performs other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Mr. Grubel and Mr. Santelli. Mr. Santelli was appointed as a member of the Compensation Committee in May 2001 to fill a vacancy. The Compensation Committee met six times during the 2002 fiscal year.

      During the fiscal year ended March 31, 2002 all Board members except Mr. McNamara attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE 1993 STOCK OPTION PLAN, AS AMENDED

      Our 1993 Stock Option Plan, or the 1993 Plan, was adopted by our Board of Directors in June 1993 and approved by the shareholders in September 1993. As a result of a series of amendments, as of April 1, 2002, there were 13,837,269 shares reserved for issuance under the 1993 Plan. This Proposal 2 does not increase the number of shares reserved under the 1993 Plan. The number of shares reserved under the 1993 Plan will continue to automatically increase in accordance with the terms of the 1993 Plan, as described in “Stock Subject to the 1993 Plan” on page 6.

      At June 29, 2002, options, net of cancelled or expired options, and restricted stock purchase awards covering an aggregate of 13,315,311 shares had been granted under the 1993 Plan and 521,958 shares, plus any shares that might in the future be returned to the 1993 Plan as a result of cancellations or expiration of options, remained available for future grant under the 1993 Plan. During the last fiscal year, under the 1993 Plan, we granted to all current executive officers as a group, options to purchase 460,000 shares at exercise prices of $8.02 to $13.40 per share. During the same period, under the 1993 Plan we granted to employees, excluding executive officers as a group, options and restricted stock purchase awards to purchase 3,228,332 shares. The exercise prices of options granted to non-executive officer employees ranged from $8.02 to $22.94 per share. Each Named Executive Officer received options as set forth in the table on page 19.

      In May 2002, the Board approved amendments to the 1993 Plan, subject to shareholder approval, to (A) extend the life of the plan to December 31, 2006, beyond its current expiration date in June 2003, (B) extend the life of the existing evergreen provision from April 2003 to April 2006, and (C) increase the number of shares that may be issued pursuant to the exercise of incentive stock options from 14,800,000, as adjusted for stock splits, to 16,800,000.

      The Board also approved amendments to the 1993 Plan to update the 1993 Plan to comply with recent changes in the law and other regulations affecting the administration of the 1993 Plan. These amendments are not subject to shareholder approval.

      Shareholders are requested in this Proposal 2 to approve the 1993 Plan, as amended. If the shareholders fail to approve this Proposal 2, we will be unable to grant any additional options or other stock awards under the 1993 Plan after June 22, 2003. In addition, we may be unable to grant incentive stock options in the future. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the 1993 Plan, as amended. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

      The description of the essential features of the 1993 Plan outlined below is qualified in its entirety by reference to the 1993 Plan.

General

      The 1993 Plan provides for the grant of both incentive and nonstatutory stock options, and restricted stock awards. Incentive stock options granted under the 1993 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 1993 Plan are intended not to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

      The 1993 Plan was adopted to (A) provide our officers, directors, employees and consultants a means to purchase our stock, (B) assist in retaining the services of employees, (C) secure and retain the services of these persons and (D) provide for these persons to exert maximum efforts for our success. Approximately

100% of our approximately 1,260 employees, directors and consultants are eligible to participate in the 1993 Plan.

Administration

      The 1993 Plan is administered by our Board. The Board has the power to construe and interpret the 1993 Plan and, subject to the provisions of the 1993 Plan, to (A) select the persons to whom grants are to be made, (B) designate the number of shares covered by each option, (C) determine whether an option is an incentive stock option or a nonstatutory stock option, (D) establish vesting schedules, (E) specify the exercise price and the type of consideration to be paid to us upon exercise, and (F) subject to restrictions, specify any other terms. The Board is authorized to delegate administration of the 1993 Plan to a committee composed of not fewer than two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3 and, in the discretion of the Board, who are “outside directors” within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 1993 Plan to the Compensation Committee of the Board. As used herein with respect to the 1993 Plan, the “Board” refers to the Compensation Committee as well as to the Board of Directors itself.

Eligibility

      We may grant incentive stock options under the 1993 Plan only to employees, including officers and employee directors, of Asyst and our affiliates. Employees, including officers, directors and consultants are eligible to receive nonstatutory stock options and awards of restricted stock under the 1993 Plan.

      The per-individual, per-calendar year period limitation on the number of shares that can be subject to a stock option under the 1993 Plan is 1,800,000 shares of Common Stock, as adjusted for stock splits. This limitation generally permits us to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1993 Plan. To date, we have not granted to any individual in any calendar year options to purchase a number of shares equal to or in excess of this limitation.

      No incentive stock option may be granted under the 1993 Plan to any person who, at the time of the grant, owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, unless the option exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1993 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year, under all such plans of Asyst and our affiliates, may not exceed $100,000.

Stock Subject to the 1993 Plan

      If awards granted under the 1993 Plan expire or otherwise terminate without being exercised, the Common Stock underlying these awards again becomes available for issuance under the 1993 Plan.

      Following a 1998 amendment to the 1993 Plan that was subsequently approved by the shareholders, the total number of shares of Common Stock authorized for issuance under the 1993 Plan was 8,800,000 shares, as adjusted for stock splits. Pursuant to this amendment, this number of shares reserved in the 1993 Plan increases on each April 1, beginning April 1, 1999, by 4% of the total outstanding shares of Common Stock as of the first day of each fiscal year. If the shareholders approve the extension of the term of the 1993 Plan to December 31, 2006, and the extension of this automatic increase, the total number of shares of Common Stock authorized for issuance under the 1993 Plan will continue to increase on each April 1 by 4% of the total outstanding shares of Common Stock as of the first day of each fiscal year, until the plan expires on December 31, 2006.

      Of the total number of shares reserved under the 1993 Plan, no more than 14,800,000 shares of Common Stock, as adjusted for stock splits, may be issued pursuant to the exercise of incentive stock options granted under the 1993 Plan. If approved by shareholders, the maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 1993 Plan will be increased to 16,800,000 shares.

Terms of Options

      The following is a description of the permissible terms of options under the 1993 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price to purchase shares of Common Stock pursuant to an incentive stock option under the 1993 Plan may not be less than the fair market value of the Common Stock on the date of the option grant, and in some cases, may not be less than 110% of this fair market value. See “Eligibility” above. The exercise price to purchase shares of Common Stock pursuant to nonstatutory stock options under the 1993 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options are granted with exercise prices below fair market value of Common Stock, deductions for compensation attributable to the exercise of these options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information.” In the event of a decline in the value of our Common Stock, the Board does not have the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options without shareholder approval. Neither the Board nor our management has any intention of proposing a re-pricing of options. At July 25, 2002, the closing price of our Common Stock as reported on the Nasdaq National Market was $11.86 per share.

      The exercise price of options granted under the 1993 Plan must be paid either: (A) in cash at the time the option is exercised; or (B) at the discretion of the Board, (i) by delivery of other Common Stock of Asyst, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

      Transferability. Under the 1993 Plan, an optionee may not transfer an incentive stock option other than by will or by the laws of descent and distribution and an optionee may only exercise an option during the lifetime of the optionee. An optionee may not transfer a nonstatutory stock option except by will or by the laws of descent and distribution or pursuant to a divorce unless otherwise specified in the option agreement, in which case the optionee may transfer the nonstatutory stock option upon the terms and conditions set forth in the option. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee’s death.

      Option Exercise. Options granted under the 1993 Plan may become exercisable in cumulative increments, or vest, as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1993 Plan may permit early exercise prior to vesting, but the optionee may be required to enter into an early exercise stock purchase agreement that allows us to repurchase shares not yet vested at their exercise price should the optionee leave our employment before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned Common Stock of Asyst or by a combination of these means.

      Term. The maximum term of options under the 1993 Plan is ten years, except that in some cases, as described in “Eligibility” above, the maximum term is five years. Options under the 1993 Plan terminate three months after termination of the optionee’s employment or relationship as a consultant or director of Asyst or any of our affiliates, unless (A) termination of employment is due to the terminated person’s permanent and total disability, as defined in the Code, in which case the option may, but need not, provide that the optionee may exercise the option within one year of this termination; (B) the optionee dies while employed by or serving as a consultant or director of Asyst or any of our affiliates, or within three months after termination of this relationship, in which case the option may, but need not, provide that the optionee may exercise the option to the extent the option was exercisable at the time of the optionee’s death within twelve months of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (C) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting or director relationship.

Terms of Restricted Stock Purchase Awards

      Payment. The Board may determine the purchase price under a restricted stock purchase agreement. The purchaser of Common of Stock pursuant to a restricted stock purchase agreement under the 1993 Plan must be pay the purchase price either (A) in cash at the time of purchase; or (B) at the discretion of the Board, according to a deferred payment or other arrangement or in any other form of legal consideration acceptable to the Board.

      Vesting. Shares of stock sold or awarded under the 1993 Plan may, but need not, be subject to a repurchase option in our favor in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1993 Plan.

      Restrictions on Transfer. Rights under a restricted stock purchase agreement may not be transferred except as expressly authorized by the terms of the applicable restricted stock purchase agreement.

Adjustment Provisions

      If there is any change in the Common Stock subject to the 1993 Plan or subject to any stock award granted under the 1993 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the 1993 Plan and the stock awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares and price per share of stock subject to the 1993 Plan and outstanding stock awards.

Effect of Mergers or Other Corporate Reorganizations

      The 1993 Plan requires that, in the event of a dissolution or liquidation of Asyst, specified type of merger or other corporate reorganization, then any surviving corporation must either assume any stock awards outstanding under the 1993 Plan or substitute similar stock awards for those outstanding under this plan, or these outstanding stock awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue the stock awards outstanding under the 1993 Plan, or to substitute similar stock awards, then, with respect to stock awards held by persons then performing services as employees or as consultants or directors for us, as the case may be, the time during which these stock awards may be exercised will be accelerated so that they are fully vested and the stock awards terminated if not exercised during such time. The acceleration of the vesting of stock awards in the event of an acquisition or similar corporate event may have the effect of discouraging a proposal to acquire or otherwise obtain control of Asyst.

Duration, Amendment and Termination

      The Board may suspend or terminate the 1993 Plan without shareholder approval or ratification at any time or from time to time. If approved by the shareholders, the termination of the 1993 Plan will be extended from June 22, 2003 until December 31, 2006.

      The Board may also amend the 1993 Plan at any time or from time to time. However, no amendment will be effective unless approved by our shareholders within twelve months of its adoption by the Board if the amendment would require shareholder approval in order for the 1993 Plan to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code or any Nasdaq National Market requirement. Subject to the foregoing, the Board may amend the 1993 Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under Section 422 of the Code or to bring the 1993 Plan or any option granted thereunder into compliance with the Code.

Federal Income Tax Information

      Incentive Stock Options. We intend for the incentive stock options under the 1993 Plan to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

      There generally are no federal income tax consequences to the optionee or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any.

      If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods, or a disqualifying disposition, at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (A) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (B) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Long-term capital gains are generally subject to lower tax rates than short-term capital gains and ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

      To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs, subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

      Nonstatutory Stock Options. There are no tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss generally will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase rights.

      Restricted Stock Purchase Awards. Upon acquisition of a restricted stock purchase award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition, or vesting, of the stock. This gain or loss generally will be long-term or short-term depending on how long the stock was held.

      Potential Limitation on Our Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 1993 Plan, when combined with all other types of compensation received by a covered employee from Asyst, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations promulgated under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of “outside directors” and either: (A) the option plan contains a per employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (B) (i) the award is granted by a compensation committee comprised solely of “outside directors;” (ii) the award is granted, or exercisable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting or exercisability of the award that the performance goal has been satisfied; and (iv) prior to the granting or exercisability of the award, shareholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

      Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (A) the award is granted by a compensation committee comprised solely of “outside directors;” (B) the award is granted or exercisable only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (C) the compensation committee certifies in writing prior to the granting or exercisability of the award that the performance goal has been satisfied; and (D) prior to the granting or exercisability of the award, shareholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

Additional Information

      Equity Compensation Plan Information. The following table sets forth the number of shares subject to grants under, and available for grant under, our equity compensation plans as of March 31, 2002:

				Number of Securities
				Remaining Available for
	Number of Securities		Weighted-Average	Issuance Under Equity
	to be Issued Upon		Exercise Price of	Compensation Plans
	Exercise of Outstanding Options,		Outstanding Options,	(Excluding Securities
	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	8,217,353	(1),(2)	$10.7259	678,692 (3)
Equity compensation plans not approved by security holders	1,754,564	(4)	$12.0889	80,244
Total	9,971,917		$10.9657	758,936

(1)	The 1993 Plan incorporates a formula pursuant to which the number of shares reserved for issuance under the 1993 Plan increases on each April 1, beginning on April 1, 1999, by 4% of the total outstanding shares of Common Stock as of the first day of each fiscal year.

(2)	We acquired Hine Design, Incorporated in 1998. One hundred twenty four former employees and consultants of Hine Design received stock options exercisable for 334,376 shares of our Common Stock, with a weighted average exercise price of $1.1966 per share, in exchange for the concurrent cancellation of stock options and deferred compensation units under compensation plans maintained by Hine Design. Statistics regarding currently outstanding options issued in connection with our acquisition of Hine Design are included in the above table.

(3)	Of these shares, 472,143 remain available for purchase under our 1993 Employee Stock Purchase Plan and 206,549 under our 1993 Plan.

(4)	We acquired GW Associates, Inc. in May 2001. Thirty-six former employees and consultants of GW Associates received stock options exercisable for 276,573 shares of our Common Stock, with a weighted average exercise price of $8.6547, in connection with our acquisition of GW Associates and the concurrent cancellation of stock appreciation rights outstanding under the GW Associates 2000 Incentive Plan. Statistics regarding options issued in connection with the acquisition of GW Associates are included in the above table.

      The following equity compensation plans of Asyst that were in effect as of March 31, 2002 were adopted without the approval of our shareholders:

•	2001 Non-Officer Equity Plan

•	SemiFab, Inc. 1993 Flexible Stock Incentive Plan

•	Palo Alto Technologies, Inc. 1997 Stock Plan

•	Progressive System Technologies, Inc. 1995 Stock Option/ Stock Issuance Plan

      The material features of our equity compensation plans adopted without the approval of the our shareholders are described below:

2001 Non-Officer Equity Plan

      In January 2001, the Board adopted the 2001 Non-Officer Equity Plan, and subsequently amended it twice. The 2001 Non-Officer Equity Plan, as amended, or the 2001 Plan, has not been approved by shareholders. The 2001 Plan reserves for issuance up to 2,100,000 shares of our Common Stock pursuant to (A) the exercise of options granted under the 2001 Plan, (B) the grant of stock bonuses under the 2001 Plan, and (C) the grant of restricted stock purchase awards under the 2001 Plan. Under the 2001 Plan, as of March 31, 2003 there were outstanding options to purchase 1,689,771 shares of our Common Stock, with a weighted average exercise price of $12.20. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 2001 Plan.

      Eligibility for Participation. Our employees and consultants who are not Asyst executive officers or directors are eligible to receive awards under the 2001 Plan.

      Terms of Options. Nonstatutory stock options are available for grant under the 2001 Plan. The exercise price of options granted under the 2001 Plan may not be less than 85% of the fair market value of our Common Stock on the date of grant. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board, (A) by delivery of other Common Stock of Asyst, (B) pursuant to a deferred payment arrangement or (C) in any other form of legal consideration acceptable to the Board. The term of a stock option under the 2001 Plan may not exceed ten years.

      Options granted under the 2001 Plan are generally made subject to vesting over time. Options may also be made exercisable under conditions the Board may establish, such as, if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee’s employment terminates for any reason, the option remains exercisable for a period of time following termination.

      Terms of Restricted Stock Purchase Awards. The purchase price of a stock purchase award granted under the 2001 Plan may not be less than 85% of the fair market value of our Common Stock on the date of grant. Payment of the purchase price may be made in cash at the time of purchase, or at the discretion of the Board, (A) pursuant to a deferred payment arrangement or (B) in any other form of legal consideration acceptable to the Board. Shares of stock awarded under the plan may, but need not, be subject to repurchase by us in accordance with a vesting schedule determined by the Board.

      Mergers or Other Corporate Reorganizations. The 2001 Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, any surviving corporation must either assume any stock awards outstanding under the 2001 Plan or substitute similar stock awards for those outstanding under this plan, or else the outstanding stock awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue the stock awards outstanding under the 2001 Plan, or to substitute similar stock awards, then, with respect to stock awards held by persons then performing services as employees or as consultants for us, the time during which these stock awards may be exercised will be accelerated so that they are fully vested.

SemiFab, Inc. 1993 Flexible Stock Incentive Plan

      We assumed the SemiFab, Inc. 1993 Flexible Stock Incentive Plan, or the SemiFab Plan, in connection with our acquisition of SemiFab in February 2001. Under the SemiFab Plan, as of March 31, 2002 there were outstanding options to purchase 53,482 shares of our Common Stock, with a weighted average exercise price of $2.99. All of these outstanding options were granted prior to our acquisition of SemiFab. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the SemiFab Plan. Options are no longer granted under the SemiFab Plan and any outstanding options that were granted under the SemiFab Plan are exercisable into shares of our Common Stock. The SemiFab Plan has not been approved by our shareholders.

      Terms of Options. At the time the outstanding options under the SemiFab Plan were granted, the options were exercisable for shares of Common Stock of SemiFab. Following our acquisition of SemiFab, these options became exercisable for shares of our Common Stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Agreement and Plan of Merger and Reorganization under which we acquired SemiFab. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board, (A) by delivery of other Common Stock of Asyst or (B) pursuant to a deferred payment arrangement.

      Terms of Restricted Stock Purchase Awards. No restricted stock purchase awards were outstanding under the SemiFab Plan when we acquired SemiFab in February 2001. Awards of any kind, including restricted stock purchase awards, are no longer granted under the SemiFab Plan.

      Mergers or Other Corporate Reorganizations. The SemiFab Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, any outstanding options under the SemiFab Plan must be repurchased by us unless these options are assumed by the surviving corporation or similar stock awards are substituted for those outstanding under this plan.

Palo Alto Technologies, Inc. 1997 Stock Plan

      We assumed the Palo Alto Technologies, Inc. 1997 Stock Plan, or the PAT Plan, in connection with our acquisition of Palo Alto Technologies in 1999. Under the PAT Plan, as of March 31, 2002 there were outstanding options to purchase 4,934 shares of our Common Stock, with a weighted average exercise price of $2.22. All of these outstanding options were granted prior to our acquisition of Palo Alto Technologies. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the PAT Plan. Options are no longer granted under the PAT Plan and any outstanding options that were granted under the PAT Plan are exercisable into shares of our Common Stock. The PAT Plan has not been approved by our shareholders.

      Terms of Options. At the time the outstanding options under the PAT Plan were granted, the options were exercisable for shares of Common Stock of Palo Alto Technologies. Following our acquisition of Palo Alto Technologies, these options became exercisable for shares of our Common Stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Stock Purchase Agreement under which we acquired Palo Alto Technologies. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board, (A) by delivery of other Common Stock of Asyst or (B) pursuant to a deferred payment arrangement.

      Terms of Restricted Stock Purchase Awards. No restricted stock purchase awards were outstanding under the PAT Plan when we acquired Palo Alto Technologies in 1999. Awards of any kind, including restricted stock purchase awards, are no longer granted under the PAT Plan.

      Mergers or Other Corporate Reorganizations. The PAT Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, unless any surviving corporation either assumes stock awards outstanding under the PAT Plan or substitutes similar stock awards for those outstanding under this plan, the outstanding stock awards will be accelerated so that they are fully vested.

Progressive System Technologies, Inc. 1995 Stock Option/ Stock Issuance Plan

      We assumed the Progressive System Technologies, Inc. 1995 Stock Option/ Stock Issuance Plan, or the PSTI Plan, in connection with our acquisition of Progressive System Technologies, or PSTI, in 1999. Under the PSTI Plan, as of March 31, 2002 there were outstanding options to purchase 6,377 shares of our Common Stock, with a weighted average exercise price of $67.28. All of these outstanding options were granted prior to our acquisition of PSTI. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the PSTI Plan. Options are no longer granted under the PSTI Plan and any outstanding options that were granted under the PSTI Plan are exercisable into shares of our Common Stock. The PSTI Plan has not been approved by our shareholders.

      Terms of Options. At the time the outstanding options under the PSTI Plan were granted, the options were exercisable for shares of Common Stock of PSTI. Following our acquisition of PSTI, these options became exercisable for shares of our Common Stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Agreement and Plan of Merger and Reorganization under which we acquired PSTI. Payment of the exercise price may be made in cash at the time the option is exercised, or by delivery of other Common Stock of Asyst.

      Mergers or Other Corporate Reorganizations. The PSTI Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, unless any surviving corporation either assumes stock awards outstanding under the PSTI Plan or substitutes similar stock awards for those outstanding under this plan, the outstanding stock awards will be accelerated so that they are fully vested.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending March 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. On April 2, 2002, the Board of Directors, based on the recommendation of the Audit Committee, retained PricewaterhouseCoopers LLP as our independent auditors for the audit of our consolidated financial statements for the fiscal year ended March 31, 2002. At the same time, we terminated the engagement of our previous independent public accountant, Arthur Andersen LLP, which had audited our financial statements from our inception in 1984 until the fiscal year ended March 31, 2001, and which had continued to render professional services for the quarterly review of our financial statements in the first three quarters of the 2002 fiscal year.

      During our 2001 and 2000 fiscal years, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, there was no disagreement between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The audit reports of Arthur Andersen LLP on the consolidated financial statements of Asyst as of and for the two fiscal years ended March 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

      During our fiscal years ended March 31, 2001 and March 31, 2000, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, we did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Prior to our engagement of PricewaterhouseCoopers on April 2, 2002, we had retained PricewaterhouseCoopers to provide financial information systems and design professional services, as described below.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and our shareholders.

      Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended March 31, 2002 were approximately $204,000. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the quarterly review of our financial statements in the first three quarters of the 2002 fiscal year and the planning and interim auditing procedures related to the 2002 fiscal year audit were approximately $163,950.

      Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP was retained to provide us with financial information systems design professional services prior to its engagement or contemplated engagement as our independent auditors, and since its engagement as our independent auditors, has completed the financial information systems design project for which it was retained. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for financial information systems design and implementation professional services for the fiscal year ended March 31, 2002 were approximately $1,165,000.

      All Other Fees. PricewaterhouseCoopers LLP billed us approximately $55,000 for statutory audits of our subsidiaries in respect of the fiscal year ended March 31, 2002. PricewaterhouseCoopers LLP billed us no fees during the fiscal year ended March 31, 2002 for any services other than those described above.

      The Audit Committee has determined that the provision of the services by PricewaterhouseCoopers LLP, as set forth herein, is compatible with maintaining the firm’s independence.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

MANAGEMENT

      Our current executive officers, and their ages as of July 1, 2002, are as follows:

Management

Name	Age	Principal Occupation

Mihir Parikh, Ph.D.	55	Chairman of the Board
Stephen S. Schwartz, Ph.D.	42	President and Chief Executive Officer
Anthony C. Bonora	59	Executive Vice President, Research and Development, Chief Technical Officer and Asyst Fellow
Geoffrey G. Ribar	43	Senior Vice President, Chief Financial Officer
Frederick J. Tiso	40	Senior Vice President, Manufacturing Operations

      Biographical information for Dr. Parikh and Dr. Schwartz is set forth under Proposal 1 above.

      Mr. Bonora joined Asyst in 1984 and has been Executive Vice President, Research and Development of Asyst since 1986, Chief Technical Officer since January 1996, and Asyst Fellow since April 2000. From 1975 to 1984, he held various management positions at Siltec Corporation, a manufacturer of products for the semiconductor industry, including Vice President, Research and Development and General Manager of its Cybeq equipment division.

      Mr. Ribar joined Asyst in August 2001 as Senior Vice President and Chief Financial Officer. Prior to joining us, he served as Chief Financial Officer of iBeam Broadcasting Corporation, a provider of web-based streaming communications applications, from August 2000 to August 2001. From October 1998 to February 2000, Mr. Ribar was Chief Financial Officer of Packard Bell NEC, Inc., a manufacturer of personal computers and related products, and from December 1997 to October 1998 he was Chief Financial Officer of NVIDIA Corp., an advanced graphics processing technology company. From May 1982 to December 1997, Mr. Ribar had several managerial positions at Advanced Micro Devices, Inc., a global supplier of integrated circuits, including Vice President and Corporate Controller from October 1995 to December 1997.

      Mr. Tiso joined Asyst in April 2002, as Senior Vice President, Manufacturing Operations. From 1998 until joining us, Mr. Tiso was Vice President, Global Order Fulfillment, for Lucent Technologies, Inc., a networking company. Prior to joining Lucent, he held the same position at Ascend Communications from 1998 until Ascend was acquired by Lucent in 2000. Prior to joining Ascend, he was Senior Director, Worldwide Manufacturing Operations for Applied Materials.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of our Common Stock as of May 31, 2002 by:

•	each nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all of our executive officers and directors as a group; and

•	all those known by Asyst to be beneficial owners of more than five percent (5%) of its Common Stock.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of Common Stock subject to options currently exercisable within 60 days of May 31, 2002. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 37,841,948 shares of our Common Stock outstanding as of May 31, 2002. Each of our directors and Named Executive Officers can be contacted care of Asyst Technologies, Inc., 48761 Kato Road, Fremont, California 94538.

	Beneficial Ownership

	Number	Percent
Beneficial Owner	of Shares	of Total

5% Shareholders
Berger Omni Investment Trust(2)	2,557,740	6.8%
210 University Boulevard Denver, CO 80206
Wisconsin Investment Board	2,870,000	7.6
P.O. Box 7842 Madison, WI 53707

Directors and Named Executive Officers
Mihir Parikh, Ph.D.(3)	1,982,238	5.0
Stephen S. Schwartz, Ph.D.(4)	74,027	*
Anthony C. Bonora(5)	234,018	*
Douglas J. McCutcheon(6)	286,717	*
Geoffrey G. Ribar	—	*
Dennis R. Riccio(7)	189,370	*
P. Jackson Bell(8)	19,579	*
Stanley Grubel(9)	74,039	*
Robert A. McNamara(10)	26,069	*
Anthony E. Santelli(11)	15,133	*
Walter W. Wilson(12)	98,039	*
All directors and current executive officers as a group (10 persons)(13)	2,523,142	6.3

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Berger Omni Investment Trust shares voting and investment power with Perkins, Wolf, McDonnell & Co., a sub-investment advisor.

(3)	Includes 383,128 shares held of record by Mihir & Nancy Parikh Living Trust, dated April 3, 1986, of which Dr. Parikh is a trustee. Also includes 60,800 shares held in four separate trusts for Dr. Parikh’s children, of which Dr. Parikh and his wife are co-trustees. Includes 14,400 shares held by a custodian for the benefit of Dr. Parikh’s minor children, of which Dr. Parikh disclaims beneficial ownership. Includes 1,506,910 shares subject to stock options exercisable within 60 days of May 31, 2002. Also includes 17,000 shares subject to repurchase by us as of May 31, 2002.

(4)	Includes 71,427 shares subject to stock options exercisable within 60 days of May 31, 2002.

(5)	Includes 197,205 shares subject to stock options exercisable within 60 days of May 31, 2002. Includes 8,500 shares subject to repurchase by us as of May 31, 2002.

(6)	Includes 246,636 shares subject to stock options exercisable within 60 days of May 31, 2002.

(7)	Includes 163,306 shares subject to stock options exercisable within 60 days of May 31, 2002.

(8)	Includes 15,293 shares subject to stock options exercisable within 60 days of May 31, 2002. Includes 1,548 shares subject to repurchase by us as of May 31, 2002.

(9)	Includes 68,875 shares subject to stock options exercisable within 60 days of May 31, 2002.

(10)	Includes 16,875 shares subject to stock options exercisable within 60 days of May 31, 2002. Includes 1,048 shares subject to repurchase by us as of May 31, 2002. Does not include 30,004 shares held by ADP Marshall, a subsidiary of Fluor Daniel division of Fluor Corporation. Mr. McNamara is Group Executive-Industrial and Infrastructure of Fluor Corporation, and disclaims beneficial ownership of these shares held by ADP Marshall.

(11)	Includes 8,437 shares subject to stock options exercisable within 60 days of May 31, 2002. Includes 4,464 shares subject to repurchase by us as of May 31, 2002.

(12)	Includes 92,875 shares subject to stock options exercisable within 60 days of May 31, 2002.

(13)	Includes an aggregate of 1,977,897 shares held by all directors and current executive officers that are subject to options exercisable within 60 days of May 31, 2002. Includes 32,560 shares subject to repurchase by us as of May 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

      Upon appointment to our Board of Directors, we provide to each new non-employee director a sign-on award, on a deferred basis, of shares of Common Stock with a value equal to $120,000. The award vests monthly over 36 months from the date of grant, but the shares comprising the award cannot be sold until after the award recipient has ceased to be a member of our Board.

      In addition, each non-employee director receives annually a $10,000 cash retainer, or a pro-rata portion thereof, for service on the Board of Directors plus an annual grant of an option to purchase 7,500 shares of our Common Stock, or a pro-rata portion thereof, with an exercise price equal to the fair market value of the underlying stock on the date of grant, which vests monthly over the period from the date of grant to the end of the fiscal year. Each director who serves on the Board of Directors also receives $1,000 for each Board meeting attended and $500 for each Board committee meeting attended. Directors are paid $250 per hour, to a maximum of $2,000 per day, for work performed on special projects that are assigned by the President and Chief Executive Officer and require time and effort beyond fulfillment of the ongoing duties for which the director is otherwise compensated. During the 2002 fiscal year, three of our directors were compensated on an hourly basis for work on special projects, with the total hourly compensation received by each director ranging from $1,750 to $10,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with our reimbursement policy.

      For fiscal year 2002, the annual stock options were granted on April 2, 2001 to continuing directors who served on the Board as of April 1, 2001. Options to purchase an aggregate of 37,500 shares were granted to five non-employee directors with an exercise price of $11.5625 per share.

      On May 15, 2001, the date of his appointment as a director, Anthony E. Santelli received a sign-on award of 6,696 shares of Common Stock, plus an option grant to purchase 6,562 shares with an exercise price of $17.92 per share and a prorated annual retainer of $8,750.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

      The following table shows for the fiscal year ended March 31, 2002 compensation awarded or paid to, or earned by our Chief Executive Officer, our three executive officers as of the end of the fiscal year and two former executive officers who earned over $100,000 during the fiscal year, or together the Named Executive Officers. Except as disclosed below, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, was paid during the fiscal year ended March 31, 2002 to any of the Named Executive Officers:

					Long Term
					Compensation Awards

		Annual Compensation			Restricted	Securities
	Fiscal				Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)		Awards	Options	Compensation

Mihir Parikh, Ph.D.(2)	2002	$325,384	—		—	150,000	$17,452	(3)
Chairman of the Board and	2001	358,654	—		17,000	150,000	38,033	(4)
Former Chief Executive Officer	2000	287,990	$460,000		—	20,000	11,640	(4)
Stephen S. Schwartz, Ph.D.(2)	2002	223,008	20,000	(5)	2,600	75,000	515	(6)
President and Chief	2001	43,865	30,000	(5)	—	375,000	89	(6)
Executive Officer	2000	—	—		—	—	—
Anthony C. Bonora	2002	224,164	—		—	60,000	3,209	(7)
Executive Vice President,	2001	255,769	—		8,500	50,000	10,471	(8)
Research and Development,	2000	197,365	297,707		—	92,000	5,042	(9)
Chief Technical Officer and Asyst Fellow
Douglas J. McCutcheon	2002	200,919	—		—	—	938	(6)
Former Senior Vice President	2001	223,558	50,000		—	50,000	5,094	(9)
and Chief Financial Officer	2000	200,173	190,000		—	92,000	5,007	(9)
Geoffrey G. Ribar	2002	122,045	40,000	(5)	—	175,000	433	(6)
Senior Vice President and	2001	—	—		—	—	—
Chief Financial Officer	2000	—	—		—	—	—
Dennis R. Riccio	2002	151,600	18,577	(10)	—	50,000	5,681	(11)
Former Senior Vice President,	2001	216,945	129,600	(10)	4,500	50,000	8,168	(11)
Global Customer Operations	2000	206,067	244,573	(10)	—	88,000	8,352	(11)

(1)	Our officers are eligible for annual cash bonuses under the terms of our Executive Bonus Plan. Payments of bonuses are based upon achievement of specified financial objectives determined by the Compensation Committee at the beginning of each fiscal year. Financial objectives are based, in part, on our operating budget and results of operations.

(2)	Dr. Parikh served as our Chief Executive Officer for all of the 2002 fiscal year and the first four months of the 2003 fiscal year. In August 2002, Dr. Schwartz was appointed our President and Chief Executive Officer. Prior to this appointment, Dr. Schwartz had served as our Executive Vice President, Product Groups and Operations.

(3)	Consists of a car allowance and premiums for term life and supplemental disability insurance.

(4)	Consists of a car allowance, premiums for term life and supplemental disability insurance and matching contributions to our 401(k) plan.

(5)	Sign-on bonus.

(6)	Consists of premiums for term life and supplemental disability insurance.

(7)	Consists of a payment for a patent.

(8)	Consists of a payment for a patent and matching contributions to our 401(k) plan.

(9)	Consists of premiums for term life and supplemental disability insurance and matching contributions to our 401(k) plan.

(10)	Includes sales commissions.

(11)	Consists of a car allowance and premiums for term life and supplemental disability insurance.

STOCK OPTION GRANTS AND EXERCISES

      We grant options to our executive officers under our 1993 Stock Option Plan. The following tables show for the fiscal year ended March 31, 2002 information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

	Individual Grants

	Number of	Percentage			Potential Realizable Value at
	Total	of Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation
	Underlying	Employees			for Option Term(4)
	Options	in Fiscal	Exercise	Expiration
Name	Granted(1)	Year(2)	Price(3)	Date	5%	10%

Mihir Parikh, Ph.D.	150,000	4.20%	$8.02	10/1/11	$756,567	$1,917,221
Stephen S. Schwartz, Ph.D.	75,000	2.10	9.81	9/16/11	462,713	1,172,565
Anthony C. Bonora	60,000	1.68	8.02	10/1/11	302,627	766,888
Douglas J. McCutcheon	—	—	—	—	—	—
Geoffrey G. Ribar	175,000	4.90	13.40	8/19/11	1,474,771	3,737,227
Dennis R. Riccio	50,000	1.40	8.02	10/1/11 (5)	252,189	639,074

(1)	25% of the options become exercisable on each anniversary after the grant date over four years. The term of each option is generally the earlier of (A) ten years or (B) 90 days after the termination of the employment of the holder.

(2)	Based on an aggregate of 3,570,124 options granted to directors and employees of Asyst in fiscal 2002 including the Named Executive Officers.

(3)	The exercise price per share of each option is equal to the fair market value of the underlying stock on the date of the grant.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant, which is 10 years. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

(5)	Under the terms of an Employment Separation Agreement we entered into with Mr. Riccio on February 28, 2002, all of Mr. Riccio’s options ceased vesting on May 31, 2002 and will expire on December 31, 2002. The terms of this Employment Separation Agreement are not reflected in this table.

Aggregated Option Exercises In Last Fiscal Year, and Fiscal Year-End Option Values

	Shares		Unexercised Options	In-the-Money Options at
	Acquired	Value	at Fiscal Year-End	Fiscal Year-End
Name	on Exercise	Realized(1)	Vested/Unvested	Vested/Unvested(2)

Mihir Parikh, Ph.D.	0	—	1,450,838/298,334	$ 15,633,542/ 482,159
Stephen S. Schwartz, Ph.D.	0	0	42,856/407,144	0/ 615,375
Anthony C. Bonora	0	—	169,276/299,834	1,666,802/3,410,112
Douglas J. McCutcheon	0	—	246,636/ 0	2,611,190/ 0
Dennis R. Riccio	100,000	$646,399	149,591/140,645	1,512,317/1,057,391
Geoffrey G. Ribar	0	0	0/175,000	0/ 807,625

(1)	Based on the fair market value of our Common Stock on the date of exercise minus the exercise price of the options.

(2)	Based on the fair market value of our Common Stock as of March 29, 2002, which was $18.02, minus the exercise price of the options.

REPORT OF THE AUDIT COMMITTEE(1)

      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report with management.

      On April 2, 2002, based on the recommendation of the Audit Committee, the Board of Directors retained PricewaterhouseCoopers LLP as our independent auditors for the audit of our consolidated financial statements for the fiscal year ended March 31, 2002. At the same time, we terminated the engagement of our previous independent public accountant, Arthur Andersen LLP, which had audited our financial statements from our inception in 1984 until the fiscal year ended March 31, 2001.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, matters related to the conduct of the audit of our financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Asyst, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of any non-audit services with the auditors’ independence.

      The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

      (1) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Asyst under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      The Audit Committee held five meetings during fiscal 2002. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending March 31, 2003.

Audit Committee

Walter Wilson, Chairman
P. Jackson Bell
Robert McNamara

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

OF DIRECTORS ON EXECUTIVE COMPENSATION(2)

      The Compensation Committee is responsible for establishing our compensation programs including salaries, bonuses, if any, stock ownership programs and other long-term incentive programs for all employees, including the Chief Executive Officer and the other executive officers. The Compensation Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance and to enable Asyst to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term shareholder value. Key elements of this philosophy are:

•	We pay competitively with leading companies with which we compete for talent. We regularly compare our pay practices with high-growth Silicon Valley companies in the semiconductor capital equipment industry and selected companies appearing in compensation surveys published by the American Electronics Association, and set our pay parameters based on this review. When using comparative data, we attempt to set our compensation levels in a range which is competitive with management compensation at the companies examined.

•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	We provide equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to our business challenges and opportunities as owners and not just as employees.

      Base Salary. The Compensation Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Compensation Committee makes a subjective assessment of, in order of importance, individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight of these factors in the case of a particular individual’s compensation may vary. Executive officer’s base salaries in fiscal 2002 were voluntarily reduced by ten percent from fiscal 2001 in recognition of the significant downturn in our business.

      Annual Incentives. Our Executive Bonus Plan, or the Bonus Plan is a variable pay program pursuant to which our officers and other senior managers may earn additional annual compensation. The actual incentive

      (2) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Asyst under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

award earned depends on the extent to which articulated objectives are achieved. At the start of each year, the Compensation Committee reviews and approves annual corporate financial performance objectives for Asyst and individual performance objectives for each executive officer. The Compensation Committee then establishes a target bonus amount for each executive officer if both corporate financial performance objectives and individual performance objectives are met and allocates the target bonus between corporate financial performance objectives and the individual performance objectives for each executive officer. With regard to the Bonus Plan for fiscal year 2002, the Compensation Committee determined that the corporate financial objectives for fiscal year 2002 were not met. The Compensation Committee determined that executive officers substantially met their individual performance objectives during the 2002 fiscal year. However, it was determined that no bonuses would be paid to any executive officer or other employee for the 2002 fiscal year as a result of adverse business conditions.

      Long-Term Incentives. Our long-term incentive program currently consists of: (A) the 1993 Stock Option Plan; (B) the 2001 Non-Officer Equity Plan for non-executive officer employees; (C) the 1993 Employee Stock Purchase Plan; and (D) the Long Term Incentive Compensation Plan, or LTIP, which we adopted in 1998 and which the shareholders subsequently approved.

      The 1993 Stock Option Plan and the 2001 Non-Officer Equity Plan utilize vesting periods, generally four years, to encourage key employees to continue in our employ and provide them with incentives to increase long-term shareholder value. The size of option grants is determined based on competitive practices at leading companies in the industry and our philosophy of significantly linking compensation with shareholder interests. In making awards, the Compensation Committee considers the number, value and vesting of an individual’s outstanding options. The purpose of the 1993 Employee Stock Purchase Plan is to provide a means by which key employees of Asyst, and any employee of any parent or subsidiary of Asyst designated by the Board of Directors to participate in the Purchase Plan, may purchase Common Stock through payroll deductions. Compensation payable under the LTIP is based on long-term corporate performance and is tied to an increase in shareholder value. The LTIP provides for the award of participation interests to our key employees as determined by the Compensation Committee. The LTIP participation interests are subject to vesting and the value of the participation interests is determined with reference to increases in our earnings per share from year to year. No awards were made under the LTIP during the 2002 fiscal year.

Chief Executive Officer Compensation

      Dr. Parikh was our Chief Executive Officer during the 2002 fiscal year. The Compensation Committee set Dr. Parikh’s base annual salary for fiscal year 2002 at approximately $325,000, which represented a voluntary reduction of approximately ten percent from fiscal 2001 in recognition of the significant downturn in our business. The voluntary reduction of Dr. Parikh’s salary did not become effective until the second pay period of the 2002 fiscal year. Prior to this reduction, Dr. Parikh’s base salary was $360,000, and was intended to provide an annual cash compensation level in the range of salaries of comparable companies. In setting this amount, the Compensation Committee took into account (A) the scope of Dr. Parikh’s responsibility and (B) the Compensation Committee’s confidence in Dr. Parikh to lead our continued development. As with the other executive officers, the Compensation Committee determined that Dr. Parikh substantially met his individual performance objectives during the 2002 fiscal year. However, Dr. Parikh was not paid any bonus for the 2002 fiscal year as a result of adverse business conditions.

      In fiscal year 2002 Dr. Parikh was also granted a stock option to purchase 150,000 shares of our Common Stock. Twenty-five percent of the option becomes exercisable on each anniversary of the grant date over four years.

      On April 1, 1999 we entered into an employment agreement with Dr. Parikh. The essential provisions of this agreement are described under Related Party Transactions.

      The Compensation Committee intends to review the compensation for our new President and Chief Executive Officer, Dr. Schwartz, later this year. Dr. Schwartz was promoted to President and Chief Executive Officer in August 2002.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code, or the Code, limits Asyst to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Named Executive Officers in a taxable year. Compensation that meets certain requirements of Section 162(m) of the Code, or performance-based compensation, is not one of the types of compensation that is subject to the $1 million aggregate limit on deductibility.

      The Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1 million. Nevertheless, the Compensation Committee has determined that options granted under the 1993 Stock Option Plan with an exercise price at least equal to the fair market value of Asyst Common Stock on the date of grant shall be treated as performance-based compensation. The Compensation Committee has determined that awards made under the LTIP shall be made so as to be treated as performance-based compensation under Section 162(m) of the Code. The Compensation Committee intends to continue to evaluate the effects of the statute and to comply with Code Section 162(m) in the future to the extent consistent with our best interest.

Conclusion

      Through the programs described above, a significant portion of our compensation program for our senior executive officers is contingent on our performance, and realization of benefits is closely linked to increases in long-term shareholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

Compensation Committee

Stanley Grubel, Chairman
Anthony E. Santelli

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(3)

      The following graph shows the total shareholder return of an investment of $100 in cash on April 1, 1997 for (A) Asyst Common Stock, (B) the Nasdaq Market Index, as calculated by Media General, or the Nasdaq Market Index, and (C) the Media General Industry Group 355 Index — Special Industry Machinery, except Metalworks, a published index, or SIC Code Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31 of each year:

	1997	1998	1999	2000	2001	2002

Asyst Technologies, Inc.	100.00	238.46	141.03	1200.00	266.67	373.33
SIC Code Index	100.00	131.89	144.15	404.82	210.25	257.68
Nasdaq Market Index	100.00	151.12	197.49	363.67	149.68	151.55

      Assumes $100 invested on April 1, 1997. Assumes dividend reinvested fiscal year ending March 31, 2002.

RELATED PARTY TRANSACTIONS

      In April 1999, we entered into an employment agreement with Dr. Mihir Parikh, our Chairman and Chief Executive Officer. The term of employment commenced on April 1, 1999, and extends for three years, renewing daily, so that, absent notice by either party of an intent not to continue the term, the term shall always be three years. The employment agreement set Dr. Parikh’s initial base salary at a minimum of $325,000 annually. Pursuant to the agreement, our Compensation Committee is obligated to annually review his base salary for potential increase. In addition, during the employment term, Dr. Parikh is eligible to receive annual bonuses and to participate in our stock incentive plans. Also, he is eligible to participate in any of our benefit plans maintained for our employees. If we terminate Dr. Parikh’s employment without cause or if he terminates his employment for good reason, either before or within six months following a change in control he will be entitled to receive a lump-sum cash payment equal to the present value of the sum of (A) three times his then annual base salary and (B) three times an annual average bonus amount, determined under a formula

      (3) The material in this performance graph is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of Asyst under the 1933 Act or the 1934 Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

set forth in the employment agreement. Dr. Parikh will also be entitled to all benefits that were payable to him at the time of termination and to continued participation for 18 months thereafter, in our health and life insurance plans in which he was then a participant. In addition, during the term of employment and for one year thereafter, unless his employment terminates without cause or for good reason, he may not solicit away our employees or customers.

      On February 28, 2002, we entered into an Employment Separation Agreement with Dennis R. Riccio, Senior Vice President, Worldwide Sales and Services. Pursuant to this agreement, Mr. Riccio agreed to continue as a part-time employee until October 19, 2002. In exchange, he received compensation for his work as a part-time employee, his outstanding options continued to vest until May 31, 2002, and he is eligible to continue to participate in deferred compensation and long-term incentive plans until October 19, 2002. Mr. Riccio agreed not to compete with us while a part-time employee.

      We loaned Mr. Riccio $350,000 in November 1998 and $450,000 in February 1999 to assist in his relocation from Texas to California. The first loan has an interest rate of 4.47 percent per annum and the second loan has an interest rate of 4.64 percent per annum. Both loans are secured by deeds of trust on his California residence. Pursuant to his Employment Separation Agreement, the terms of the loans have both been amended to become due on December 31, 2002, and the interest due under the loans will be forgiven if Mr. Riccio repays the entire principal balance of the loans.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

JAMES C. KITCH
Secretary

August 9, 2002

      A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2002 is available without charge upon written request to: Investor Relations, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538.

ASYST TECHNOLOGIES, INC.

1993 STOCK OPTION PLAN

Adopted June 23, 1993
Approved by the Shareholders on September 3, 1993
Amended by the Board of Directors on July 21, 1994
Approved by the Shareholders on August 24, 1994
Amended by the Board of Directors on July 20, 1995
Approved by the Shareholders on September 26, 1995
Amended by the Board of Directors on July 25, 1996
Approved by the Shareholders on September 30, 1996
Amended by the Board of Directors on July 22, 1997
Approved by the Shareholders on September 29, 1997
Amended by the Board of Directors on July 21, 1998
Approved by the Shareholders on September 16, 1998
Amended by the Board of Directors on May 15, 2002
[Approved by the Shareholders on September ___, 2002]

1.	PURPOSES.

     (a)  The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

     (b)  The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c)  The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in

1.

such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.	DEFINITIONS.

     (a)  “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  “Board” means the Board of Directors of the Company.

     (c)  “Code” means the Internal Revenue Code of 1986, as amended.

     (d)  “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  “Company” means Asyst Technologies, Inc., a California corporation.

     (f)  “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

     (g)  “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

2.

     (h)  “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (i)  “Director” means a member of the Board.

     (j)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (k)  “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

     (l)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (m)  “Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows:

          (i)  If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of The Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the day of determination (if the day of determination is not a market trading day, then the last market trading day prior to the day of determination), as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (ii)  If the common stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling

3.

prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the high bid and high asked prices for the common stock on the day of determination (if the day of determination is not a market trading day, then the last market trading day prior to the day of determination), as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (iii)  In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     (n)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o)  “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or an Affiliate, does not receive compensation (directly or indirectly) from the Company or an Affiliate for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

     (p)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     (q)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

4.

     (r)  “Option” means an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to the Plan.

     (s)  “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (t)  “Optioned Stock” means the common stock of the Company subject to an Option.

     (u)  “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

     (v)  “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

     (w)  “Plan” means this 1993 Stock Option Plan.

     (x)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (y)  “Securities Act” means the Securities Act of 1933, as amended.

     (z)  “Stock Award” means any right granted under the Plan, including any Option, or any right to purchase restricted stock.

5.

     (aa)  “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3. ADMINISTRATION.

     (a)  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, or a right to purchase restricted stock; the provisions of each Stock Award granted (which need not be identical), including the time or times such Stock Award may be exercised in whole or in part; and the number of shares for which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or a Stock Award as provided in Section 12.

          (iv) To terminate or suspend the Plan as provided in Section 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

6.

     (c)  The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the “Committee”), all of the members of which Committee shall be Non-Employee Directors and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

     (d)  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

     (a)  Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate Eight Million Eight Hundred Thousand (8,800,000) shares of the Company’s common stock; provided however, that on each April 1, commencing with April 1, 1999, prior to April 2, 2006, the

7.

number of shares of the Company’s common stock which may be issued pursuant to Stock Awards shall automatically be increased by the number that is equal to four percent (4%) of the total number of shares of the Company’s common stock outstanding on that date. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (b)  Except as adjusted pursuant to Section 11 of the Plan, however, no more than sixteen million eight hundred thousand (16,800,000) of the shares eligible for issuance under the Plan shall be issued upon the exercise of Incentive Stock Options under the Plan.

     (c)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

     (a)  Incentive Stock Options may be granted only to Employees. Stock Awards, other than Incentive Stock Options, may be granted only to Employees, Directors or Consultants.

     (b)  No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c)  Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than One Million Eight Hundred Thousand (1,800,000) shares of the Company’s common stock in any calendar year.

8.

     (d)  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a)  Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b)  Price. Subject to the provisions of subsection 5(b), the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that

9.

set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c)  Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

     (d)  Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement of a Nonstatutory Stock Option does not expressly permit such transfer, such Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule

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16a-12 of the Exchange Act and shall be exercisable during the lifetime of the person to whom such Nonstatutory Stock Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e)  Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f)  Termination of Employment or Relationship as a Consultant. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or

11.

shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (g)  Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h)  Death of Optionee. In the event of the death of an Optionee during, or within three (3) months of the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter

12.

period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i)  Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.	TERMS OF PURCHASES OF RESTRICTED STOCK.

     Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a)  Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement.

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     (b)  Transferability. Rights under a restricted stock purchase agreement shall be transferable by the grantee only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board or the Committee shall determine in its discretion, so long as stock awarded under such Stock Award Agreement remains subject to the terms of the agreement.

     (c)  Consideration. The purchase price of stock acquired pursuant to a restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement, except that payment of the common stock’s “par value” (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion.

     (d)  Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

     (e)  Termination of Continuous Status as an Employee, Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the restricted stock purchase agreement between the Company and such person.

8.	COVENANTS OF THE COMPANY.

     (a)  During the terms of Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

14.

     (b)  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act, either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

     (a)  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(d), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b)  Neither the holder of a Stock Award, nor any person to whom a Stock Award is transferred under subsection 6(d) or subsection 7(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

15.

     (c)  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of a Stock Award any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or other holder of a Stock Award with or without cause.

     (d)  To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e)  Securities Law Compliance. The Company may require any holder of a Stock Award, or any person to whom a Stock Award is transferred under subsection 6(d) or 7(b), as a condition of exercising any such Stock Award, (1) to give written assurances satisfactory to the Company as to his or her knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the

16.

shares upon the exercise of the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f)  Withholding. To the extent provided by the terms of the Stock Award Agreement, the holder of the Stock Award may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Stock Award; provided, however, that no shares of common stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser value as may be necessary to avoid variable award accounting; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

     (a)  If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number

17.

of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

     (b)  In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar stock awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised, or the time during which restrictions on shares received pursuant to Stock Awards lapse, shall be accelerated and the Stock Awards shall terminate if not exercised prior to such event.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a)  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment to the extent shareholder approval is

18.

necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b)  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (c)  Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (d)  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that an amendment to reprice a Stock Award or Stock Awards (other than an amendment to correct an error in the price) shall not be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, and rights and obligations under a Stock Award shall not be impaired by any amendment to such Stock Award unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

     (a)  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2006. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

19.

     (b)  Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14.	EFFECTIVE DATE OF PLAN.

     The Plan, as amended on May 15, 2002 shall become effective on such date, but no Stock Awards granted under the Plan, as amended, shall be exercised (or issued in the case of a restricted stock bonus) unless and until the Plan, as amended, has been approved by the shareholders of the Company.

20.

PROXY CARD

ASYST TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 12, 2002

     The undersigned hereby appoints Stephen S. Schwartz, Ph.D. and Geoffrey G. Ribar, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Asyst Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Asyst Technologies, Inc. to be held at the offices of Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538 on Thursday, September 12, 2002 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

☒  Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1:	To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

Nominees:	(01) Mihir Parikh, Ph.D., (03) P. Jackson Bell, (05) Robert A. McNamara, (07) Walter W. Wilson	(02) Stephen S. Schwartz, Ph.d. (04) Stanley Grubel, (06) Anthony E. Santelli, and

☐ FOR all nominees listed above (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for the nominees listed above

☐ To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above:		MARK HERE ☐ FOR ADDRESS CHANGE AND NOTE BELOW

(Continued and to be signed on reverse side)

(Continued from other side)

PROXY CARD

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

2:	To approve our 1993 Stock Option Plan, as amended, including amendments to (A) amend the expiration date of this plan from June 22, 2003 to December 31, 2006, (B) amend the expiration of the existing evergreen provision from April 2, 2003 to April 2, 2006, and (C) increase the aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 1993 Stock Option Plan.

☐   FOR         ☐  AGAINST             ☐  ABSTAIN

3:	To ratify selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending March 31, 2003.

☐   FOR         ☐  AGAINST             ☐  ABSTAIN

Signature:

Dated:

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.